EXHIBIT 99.1


                 FIRST BANKSHARES OF WEST POINT, INC.

          SPECIAL MEETING OF SHAREOWNERS, _____________, 2001
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Scott A. Huguley and A. Drew Ferguson, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of First Bankshares of West Point, Inc. held of record by the undersigned on ____________, 2001, at the Special Meeting of Shareowners to be held on _____________, 2001, or any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no proxy which is voted against the Agreement and Plan of Merger will be voted in favor of adjournment to solicit further proxies for such proposal.

       1.Approval and Adoption of the Agreement and Plan of Merger, dated as of September 25, 2000, by and among Capital City Bank Group, Inc. and First Bankshares of West Point, Inc., and the transactions and agreements contemplated by that agreement.

              [  ]  FOR      [  ]  AGAINST       [  ]  ABSTAIN

       2.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THE BOARD OF DIRECTORS OF FIRST BANKSHARES OF WEST POINT, INC.
RECOMMENDS A VOTE FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE MEETING.

     The undersigned acknowledges receipt of Notice of the Special Meeting and the related Proxy Statement/Prospectus from First
Bankshares of West Point, Inc. prior to the execution of this Proxy.

     DATED:  ________________, 2001



                              Signature



                              Signature, if held jointly


                                                      Please sign
                              exactly as name appears on this Proxy
                              Card.  When shares are held by joint
                              tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




_______________________________

     1  All statutory references are to such Code.



     2 No opinion is expressed, however, regarding the extent to which either Capital City or First Bankshares will recognize income as a result of any required change of accounting methods or be required to recognize deferred gain under regulations issued pursuant to 1502.